Exhibit 99.1

Biote Names Bob Peterson, Current Chief Financial and Chief Business Officer, as Interim CEO

Bret Christensen Stepping Down as CEO for Family and Personal Reasons, Remains a Director

Company Reaffirms Full Year 2026 Guidance

IRVING, TX–(BUSINESS WIRE)–May 28, 2026–Biote (NASDAQ: BTMD), a leader in innovative hormone optimization and healthy aging solutions that advance the healthspan of our practitioners’ patients, today announced that Bob Peterson, Chief Financial Officer and Chief Business Officer, has been named Interim Chief Executive Officer and Director, effective June 8, 2026. Bret Christensen is stepping down from his role as Chief Executive Officer and will continue to serve on the Company’s Board of Directors. In addition, Marc Beer, Biote’s Chairman, will assume the role of Executive Chairman.

Commenting on the leadership transition, Marc Beer said, “The Board respects Bret’s decision to step down for family and personal reasons and remains focused on maintaining disciplined operational execution and continued strategic progress. We are fortunate to have significant bench strength in Bob Peterson, who was recently promoted to an expanded role of Chief Business Officer in addition to his responsibilities as Chief Financial Officer. Bob has played an integral role in the Company’s financial strategy, operational scaling, and integration of Asteria Health. Bob’s appointment reflects the Board’s confidence in Bob, his capacity to take on greater leadership and his deep knowledge of our operations, strategy and growth priorities. The Board is confident he will provide continuity and clear direction as he leads the Company forward.”

Mr. Peterson commented, “I appreciate the confidence of our Board of Directors and am honored to lead our talented team as we pursue our collective goal of becoming the leading provider of evidence-based therapeutic wellness solutions. Over the past twelve months, we have strengthened our commercial organization, expanded our sales team, and enhanced our practitioner support. Through these initiatives, Biote has laid a solid foundation to support sustainable, long-term profitable growth. The Company will continue to advance operational and organizational initiatives already underway to further strengthen scalability, cross-functional execution and long-term growth.”

Mr. Beer added, “On behalf of the Board, I want to thank Bret for his strong leadership during an important period of organizational evolution that strengthened the Company’s commercial and operational capabilities. Bret’s leadership has been instrumental during this period, and we are grateful for his continued expertise and insights as a member of the Board.”

Mr. Christensen stated, “It has been a privilege to lead Biote during such an important period for the Company and I am proud of the progress our team has made. While stepping away as CEO was not an easy decision, after thoughtful consideration, this is the right time for me to return to Utah and prioritize family and personal matters. I remain confident in the Company’s strategy, leadership team and commercial strength and future direction, and I look forward to continuing to support Biote as a member of the Board of Directors.”

Biote reaffirmed its full year 2026 guidance for revenue above $190 million, Adjusted EBITDA above $38 million, and a return to procedure revenue growth in the second half of this year

The Board of Directors has retained an executive search firm to assist with the identification and evaluation of CFO candidates.

About Biote

Biote advances the healthspan of our Practitioners’ patients by providing innovative hormone optimization and healthy aging solutions. Through our network of Biote certified providers, we collaborate with leading clinicians to restore vitality and promote vibrant aging.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “outlook,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “hope,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: risks associated with management transitions and the ability of new leadership to execute on the Company’s strategic priorities; our investment in our sales and technology capabilities and its anticipated benefits on our business; anticipated benefits and successful execution of our organizational restructuring; the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; the impact of strategic acquisitions and the implementation of our growth strategies; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; changes to international tariffs, U.S. trade policy or similar government actions; geopolitical tensions; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including the impact of hurricanes and other natural disasters; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of Biote’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2026, and other documents filed by Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com